Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO PETROLEUM ANNOUNCES EXPIRATION OF “GO-SHOP” PERIOD

DENVER, COLORADO, July 5, 2012 — Credo Petroleum Corporation (NASDAQ:  CRED), an oil and gas exploration and production company with significant assets in the North Dakota Bakken and Three Forks, Kansas, Nebraska, the Texas Panhandle and Oklahoma, announced today the expiration of the 30-day “go-shop” period pursuant to the terms of the previously announced Agreement and Plan of Merger dated as of June 3, 2012, by and among Credo, Forestar Group Inc. and Longhorn Acquisition Inc., a wholly owned subsidiary of Forestar Group Inc. (the “Merger Agreement”).

Under the Merger Agreement, Credo was permitted to initiate, solicit and encourage alternative acquisition proposals from third parties until 11:59 p.m. (New York City time) on July 3, 2012.  After a broad solicitation of financial and strategic parties during such “go-shop” period, Credo did not receive any alternative acquisition proposals.

Credo expects the transaction to close in the second half of 2012, subject to satisfaction of the closing conditions described in the Merger Agreement, including approval of Credo’s stockholders.

About Credo

Credo Petroleum Corporation is an independent oil and gas exploration, development and production company based in Denver, Colorado.  The Company has significant operations in the Williston Basin of North Dakota, Kansas, Nebraska, the Anadarko Basin of the Texas Panhandle and northwest Oklahoma, and in southern Oklahoma.  Credo uses advanced technologies to systematically explore for oil and gas and, through its patented Calliope Gas Recovery System, to recover additional reserves from largely depleted gas reservoirs.

Additional Information Regarding This Transaction

In connection with the proposed transaction, Credo will file with the Securities and Exchange Commission (the “SEC”) a proxy statement.  The definitive proxy statement will be mailed to stockholders of Credo.  Credo urges investors to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction.  You may obtain a free copy of the proxy statement (when available) and other related documents filed by Credo with the SEC at the SEC’s website at www.sec.gov.  The proxy statement (when it is available) may also be obtained for free by accessing Credo’s website at www.credopetroleum.com by clicking on the link for “Investor Relations”, then clicking on the link for “Proxy Statement”.

Participants in This Transaction

Credo and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Credo’s stockholders in connection with the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Credo’s stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement when it is filed with the SEC.  You can find information about Credo’s executive officers and directors in Credo’s definitive proxy statement filed with the SEC on February 28, 2012.

Forward Looking Statements

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected timing of the transaction.  All statements included in this press release, other than statements of historical facts, address matters that Credo reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of Credo.  These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain Credo’s stockholder approval or the failure to satisfy other conditions to completion of the merger.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially as a result of a variety of risks and uncertainties, including: the ability to obtain the approval of the transaction by Credo’s stockholders; the timing to consummate the proposed transaction; and the risk that a condition to closing of the proposed transaction may not be satisfied.  No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Credo.  Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in Credo’s Annual Report on Form 10-K/A for more information.  Although Credo may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

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Contact:	Michael D. Davis
Chief Operating Officer and CEO (Interim)
or
Alford B. Neely
Chief Financial Officer
303-297-2200
Website:	www.credopetroleum.com